UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange act of 1934

Date of Report (Date of earliest event reported)	July 26, 2005

OSTEOTECH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19278	13-3357370

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 James Way, Eatontown, New Jersey	07724

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(732) 542-2800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Osteotech, Inc. (“Osteotech”) has entered into a retirement agreement dated July 26, 2005 with Michael J. Jeffries, its Executive Vice President, Chief Financial Officer and Director (the “Retirement Agreement”). We have entered into this agreement with Mr. Jeffries in connection with his decision to voluntarily retire from his current positions with Osteotech. Under the agreement, Mr. Jeffries’ retirement from his employment at Osteotech and his resignation as Director of Osteotech and any Osteotech subsidiaries will become effective December 31, 2005.

Pursuant to the Retirement Agreement, Mr. Jeffries will receive (i) 15 months of severance payments, (ii) compensation corresponding to all unused vacation pay accrued as of December 31, 2005, (iii) 100% of bonus payouts, if any, that are awarded to Mr. Jeffries for the year ending December 31, 2005 in accordance with the Management Performance Bonus Plan, (iv) payment of premiums for Mr. Jeffries’ medical, dental and life insurance coverage through March 31, 2007 and (v) payment of all COBRA premiums commencing April 1, 2007 through (i) the earlier of such time Mr. Jeffries is eligible to receive Medicare benefits or (ii) eighteen months after April 1, 2007. In addition, all outstanding stock options granted to Mr. Jeffries shall remain exercisable through the original expiration dates of the option agreements pursuant to which they were granted, notwithstanding any provisions in such option agreements which would have limited the exercise period of such options following the termination of Mr. Jeffries’ employment with Osteotech. In addition, Mr. Jeffries and Osteotech mutually agree to release each other from any claims or liabilities arising out of Mr. Jeffries’ employment or retirement. Mr. Jeffries will also be subject to certain non-competition covenants through March 31, 2007.

Item 1.02. Termination of a Material Definitive Agreement.

Pursuant to the Retirement Agreement described in Item 1.01 above, Mr. Jeffries’ employment agreement will be terminated effective as of December 31, 2005. Notwithstanding the preceding sentence, the terms of the Indemnity Agreement shall remain in effect after December 31, 2005. The information contained in Section 1.01 is incorporated herein by reference.

Item 5.02. Departure of Principal Officer and Director.

Pursuant to the Retirement Agreement described in Item 1.01 above, Michael J. Jeffries, Executive Vice President, Chief Financial Officer and Director of Osteotech, Inc., will voluntarily retire from his employment as Executive Vice President and Chief Financial Officer upon the close of business on December 31, 2005 and voluntarily resign as Director effective December 31, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2005

OSTEOTECH, INC.
                     (Registrant)

By:   /s/ Michael J. Jeffries
         ——————————————
         Michael J. Jeffries
         Executive Vice President,
         Chief Financial Officer
         (Principal Financial Officer
and Principal Accounting Officer)

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